CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the use in the General Form for Registration of Securities of Small Business Issuers on Form 10-SB of our report dated May 11, 2000 review of the financial statements of Millenium Holding, Group, Inc. as of March 31, 2000 and for the quarter then ended.



                                       /s/ Dana F. Cole & Company

Lincoln, Nebraska
May 12, 2000